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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-51617 and 333-02025 of Petroleum Helicopters, Inc. on Form S-8 of our report dated March 29, 2001, appearing in this Annual Report on Form 10-K of Petroleum Helicopters, Inc. for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
New Orleans, Louisiana

March 29, 2001